UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2012

VIPER POWERSPORTS INC.

(Exact name of Registrant as specified in its charter)

Nevada	000-51632	41-1200215
(State or other jurisdiction of incorporation or organization)	(Commission File No)	(IRS Employer Identification No.)

2458 West Tech Lane, Auburn, AL	36832
(Address of principal executive offices)	(Zip Code)

(334) 887-4445

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CER 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.l4a-12)
☐	Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))
☐	Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item l.01. Entry into a Material Definitive Agreement

On October 8, 2012 the Board of Directors of the registrant approved an amended and restated strategic agreement which was entered into between Viper Motorcycle Company (“Viper”), a wholly-owned subsidiary of the registrant, and Ilmor Engineering, Inc. (“Ilmor”), known as the Motorcycle Engine Manufacture and Supply Agreement (“the Ilmor Contract”).

The Ilmor Contract replaces and updates an agreement made between the parties on May 22, 2009. The agreement has been expanded to a term of five (5) years. In addition, Viper has made a pre-payment to Ilmor of $1,000,000 for the purchase of future engine and components. Under the terms of the Ilmor Contract, Ilmor will use “best efforts” to improve the costs of engine components in a shared savings cost reduction program, which will result in a cost benefit pass through unto Viper.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 9, 2012	Viper Powersports Inc

	By:	/s/ Timothy Kling
Timothy Kling Chief Financial Officer